EXHIBIT 99.2
UNAUDITED INTERIM FINANCIAL STATEMENTS OF AMEGY BANCORPORATION, INC.
AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

	September 30,	December 31,
	2005	2004

	(Dollars in thousands,
	except per share amounts)
ASSETS
Cash and due from banks	$345,926	$327,558
Federal funds sold and other cash equivalents	48,135	14,417

Total cash and cash equivalents	394,061	341,975
Securities available for sale (including $383,701 and $319,599 pledged to creditors)	1,845,884	1,927,204
Securities held to maturity (fair value of $46,835 and $58,569)	47,005	58,033
Loans held for sale	103,423	107,404
Loans held for investment, net of allowance for loan losses of $49,189 and $49,408	4,857,108	4,490,170
Premises and equipment, net	166,843	164,443
Accrued interest receivable	36,949	30,200
Goodwill	150,426	149,846
Core deposit intangibles	20,785	27,246
Other assets	271,887	209,082

Total assets	$7,894,371	$7,505,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — noninterest-bearing	$1,984,716	$1,871,228
Demand — interest-bearing	123,866	135,003
Money market accounts	2,167,935	2,091,624
Savings	202,557	205,593
Time, $100 and over	1,493,457	944,283
Other time	396,988	372,312

Total deposits	6,369,519	5,620,043
Federal funds purchased and securities sold under repurchase agreements	441,181	482,968
Other borrowings	208,048	560,410
Senior subordinated debenture	75,000	75,000
Junior subordinated deferrable interest debentures	149,486	149,486
Accrued interest payable	3,676	2,902
Other liabilities	30,415	34,380

Total liabilities	7,277,325	6,925,189

Commitments and contingencies
Shareholders’ equity:
Preferred stock — $0.01 par value, 1,000,000 shares authorized; 0 issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Common stock — $1 par value, 300,000,000 shares authorized; 70,880,202 issued and 70,767,938 outstanding at September 30, 2005; 70,198,456 issued and 70,095,949 outstanding at December 31, 2004	70,880	70,198
Additional paid-in capital	101,926	92,330
Retained earnings	473,866	428,311
Deferred compensation	(6,943)	(5,469)
Accumulated other comprehensive loss	(20,870)	(3,221)
Treasury stock, at cost — 112,264 shares and 102,507 shares, respectively	(1,813)	(1,735)

Total shareholders’ equity	617,046	580,414

Total liabilities and shareholders’ equity	$7,894,371	$7,505,603

The accompanying notes are an integral part of the condensed consolidated financial statements.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$80,060	$55,282	$220,144	$154,632
Securities:
Taxable	17,341	13,558	52,177	38,724
Tax-exempt	2,737	2,585	8,042	6,646
Federal funds sold and other	555	192	1,176	500

Total interest income	100,693	71,617	281,539	200,502

Interest expense:
Deposits	25,740	10,028	61,722	26,506
Interest on subordinated debentures	3,108	698	8,463	1,793
Interest on other borrowings	8,098	3,892	23,025	8,389

Total interest expense	36,946	14,618	93,210	36,688

Net interest income	63,747	56,999	188,329	163,814
Provision for loan losses	1,900	2,878	6,500	7,710

Net interest income after provision for loan losses	61,847	54,121	181,829	156,104

Noninterest income:
Service charges on deposit accounts	10,959	11,184	32,968	33,414
Investment services	4,291	3,164	12,538	9,019
Other fee income	8,960	5,907	24,315	15,780
Bank-owned life insurance income	2,567	2,154	6,149	5,551
Other operating income	2,698	2,594	12,728	5,189
Gain on sale of loans, net	18	368	1,147	818
Gain (loss) on sale of securities, net	1,170	(46)	1,156	(45)

Total noninterest income	30,663	25,325	91,001	69,726

Noninterest expenses:
Salaries and employee benefits	34,902	28,829	104,370	85,267
Occupancy expense	10,747	9,395	32,132	26,540
Marketing and advertising	885	1,052	4,925	3,146
Professional services	3,482	3,174	10,516	8,274
Core deposit intangible amortization expense	2,042	799	6,461	2,710
Other operating expenses	10,455	9,035	34,569	26,676

Total noninterest expenses	62,513	52,284	192,973	152,613

Income before income taxes	29,997	27,162	79,857	73,217
Provision for income taxes	8,549	7,496	22,308	22,043

Net income	$21,448	$19,666	$57,549	$51,174

Earnings per common share:
Basic	$0.30	$0.28	$0.82	$0.74

Diluted	$0.30	$0.28	$0.80	$0.73

Dividends per common share	$0.11	$0.03	$0.17	$0.09

The accompanying notes are an integral part of the condensed consolidated financial statements.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

	Preferred							Accumulated
	Stock		Common Stock		Additional			Other		Total
					Paid-In	Retained	Deferred	Comprehensive	Treasury	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Compensation	Loss	Stock	Equity

	(Dollars in thousands, except per share amounts)
BALANCE, DECEMBER 31, 2004	—	$—	70,198,456	$70,198	$92,330	$428,311	$(5,469)	$(3,221)	$(1,735)	$580,414
Exercise of stock options			491,715	492	6,465					6,957
Issuance of restricted common stock, net of shares forfeited into Treasury			186,384	186	3,062		(3,243)		(5)	—
Issuance of non-employee director stock			3,647	4	69					73
Purchase of treasury stock									(73)	(73)
Deferred compensation amortization							1,769			1,769
Cash dividends, $0.17 per common share						(11,994)				(11,994)
Comprehensive income (loss):
Net income for the nine months ended September 30, 2005						57,549				57,549
Other comprehensive loss								(17,649)		(17,649)

Total comprehensive income										39,900

BALANCE, SEPTEMBER 30, 2005	—	$—	70,880,202	$70,880	$101,926	$473,866	$(6,943)	$(20,870)	$(1,813)	$617,046

The accompanying notes are an integral part of the condensed consolidated financial statements.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,

	2005	2004

	(Dollars in thousands)
Cash flows from operating activities:
Net income	$57,549	$51,174
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	6,500	7,710
Deferred tax benefit	(3,638)	(1,487)
Depreciation	13,061	10,707
Realized (gain) loss on securities available for sale, net	(1,156)	45
Gain on sale of premises and equipment, net	(661)	(2)
Amortization and accretion of securities’ premiums and discounts, net	2,432	4,346
Amortization of mortgage servicing rights	1,273	1,677
Amortization of computer software	5,767	4,873
Amortization of core deposit intangibles	6,461	2,710
Other amortization	1,769	1,248
Income tax benefit from exercise of stock options	1,278	2,135
Net change in:
Loans held for sale	3,981	877
Other assets and liabilities, net	(5,499)	4,871

Net cash provided by operating activities	89,117	90,884

Cash flows from investing activities:
Proceeds from maturity and call of securities available for sale	18,454	36,615
Proceeds from sale of securities available for sale	369,599	794,031
Principal paydowns of mortgage-backed securities available for sale	191,714	228,351
Principal paydowns of mortgage-backed securities held to maturity	11,002	—
Purchase of securities available for sale	(520,625)	(1,176,021)
Purchase of Federal Reserve Bank stock	(6,729)	(3,444)
Purchase of Federal Home Loan Bank stock	(40,264)	(24,512)
Proceeds from redemption of Federal Home Loan Bank stock	40,779	15,102
Net increase in loans held for investment	(374,550)	(492,923)
Proceeds from sale of premises and equipment	2,565	733
Purchase of premises and equipment	(23,132)	(36,809)
Purchase of mortgage servicing rights	(287)	—
Purchase of Bank-owned life insurance policies	(50,000)	—
Purchase of Reunion Bancshares, Inc., net of cash acquired of $30,596	—	(20,004)
Investment in unconsolidated equity investees	(4,496)	(2,431)

Net cash used in investing activities	(385,970)	(681,312)

Cash flows from financing activities:
Net increase in noninterest-bearing demand deposits	113,488	22,327
Net increase in time deposits	573,850	104,986
Net increase in other interest-bearing deposits	62,138	66,845
Issuance of junior subordinated deferrable interest debentures, net of cost	—	36,083
Issuance of senior subordinated debentures	—	75,000
Net increase (decrease) in short-term borrowings	(391,787)	321,361
Proceeds from long-term borrowings	—	2,200
Payments on long-term borrowings	(2,362)	(200,332)
Payments of cash dividends	(11,994)	(6,195)
Net proceeds from exercise of stock options	5,679	5,132
Purchase of treasury stock	(73)	(927)

Net cash provided by financing activities	348,939	426,480

Net increase (decrease) in cash and cash equivalents	52,086	(163,948)
Cash and cash equivalents at beginning of period	341,975	485,798

Cash and cash equivalents at end of period	$394,061	$321,850

The accompanying notes are an integral part of the condensed consolidated financial statements.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation
      The unaudited condensed consolidated financial statements include the accounts of Amegy Bancorporation, Inc. (“the Bancorporation”) and all other entities in which the Bancorporation has a controlling financial interest (collectively referred to as the “Company”). All material intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the Company’s consolidated financial position at September 30, 2005 and December 31, 2004, consolidated net income for the three and nine months ended September 30, 2005 and 2004, consolidated cash flows for the three and nine months ended September 30, 2005 and 2004, and consolidated changes in shareholders’ equity for the nine months ended September 30, 2005. Interim period results are not necessarily indicative of results of operations or cash flows for a full-year period. The accounting and financial reporting policies the Company follows conform, in all material respects, to accounting principles generally accepted in the United States of America and to general practices within the financial services industry.
      The Company determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity under accounting principles generally accepted in the United States of America. Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and provides the equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. The Company consolidates voting interest entities in which it has all, or at least a majority of, the voting interest. As defined in applicable accounting standards, variable interest entities (“VIEs”) are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest is present when an enterprise has a variable interest, or a combination of variable interests, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Company’s wholly owned subsidiaries, Statutory Trust I, Statutory Trust II, and Statutory Trust III (“the Trusts”), are VIEs for which the Company is not the primary beneficiary. Accordingly, the accounts of these entities are not consolidated in the Company’s financial statements.
      On March 7, 2005, Southwest Bank of Texas National Association changed its name to Amegy Bank National Association (“the Bank”). The Bank’s subsidiary, Mitchell Mortgage Company, L.L.C., changed its name to Amegy Mortgage Company, L.L.C. (“Amegy Mortgage”) on the same date. On May 5, 2005, the name of the Bancorporation changed to Amegy Bancorporation, Inc.
      Substantially all of the Company’s revenue and income is derived from the operations of the Bank and Amegy Mortgage. The Bank provides a full range of commercial and private banking services to small and middle market businesses and individuals primarily in the Houston metropolitan area. Amegy Mortgage originates, sells, and services single family residential mortgages, residential and commercial construction loans, and commercial mortgages.
      On January 31, 2004, the Company completed its merger with Reunion Bancshares, Inc. (“Reunion”), whereby Reunion was merged into the Company. On October 1, 2004, the Company completed its merger with Klein Bancshares, Inc. (“Klein”), whereby Klein was merged into the Company. The results of operations of Reunion and Klein have been included in the consolidated financial statements since their respective acquisition dates. See “Note 2 — Merger Related Activity” for further discussion of the mergers.
      The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements and the notes thereto should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2004.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reclassifications
      Certain previously reported amounts have been reclassified to conform to the 2005 financial statement presentation. These reclassifications had no effect on net income, total assets, or shareholders’ equity.

Stock-Based Compensation
      The Company applies the intrinsic value method in accounting for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25 (“APB No. 25”). Because the exercise price of the Company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized on options granted.
      In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), which, if fully adopted by the Company, would change the method the Company applies in recognizing the expense of its stock-based compensation plans for awards subsequent to 1994. Adoption of the expense recognition provisions of SFAS No. 123 is optional and the Company decided not to elect these provisions of SFAS No. 123. However, pro forma disclosures as if the Company adopted the expense recognition provisions of SFAS No. 123 are required by SFAS No. 123 and are presented below.
      If the fair value based method of accounting under SFAS No. 123 had been applied, the Company’s net income available for common shareholders and earnings per common share would have been reduced to the pro forma amounts indicated below (assuming that the fair value of options granted during the year are amortized over the vesting period):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

	(Dollars in thousands, except per share amounts)
Net income
As reported	$21,448	$19,666	$57,549	$51,174
Pro forma	$20,548	$18,910	$55,183	$49,263
Stock-based compensation cost, net of income taxes
As reported	$463	$338	$1,150	$811
Pro forma	$1,363	$1,094	$3,516	$2,723
Basic earnings per common share
As reported	$0.30	$0.28	$0.82	$0.74
Pro forma	$0.29	$0.27	$0.78	$0.72
Diluted earnings per common share
As reported	$0.30	$0.28	$0.80	$0.73
Pro forma	$0.28	$0.27	$0.77	$0.70
      The effect of applying SFAS No. 123 in the above pro forma disclosure is not indicative of future amounts. The Company anticipates making awards in the future under its stock-based compensation plans.
      The Company expects to adopt the provisions of Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS No. 123R”), on January 1, 2006. See “Note 1 — New Accounting Pronouncements” for additional information.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

New Accounting Pronouncements
      On December 16, 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (“SOP 03-3”). SOP 03-3 provides guidance on the accounting for differences between contractual and expected cash flows from the purchaser’s initial investment in loans or debt securities acquired in a transfer, if those differences are attributable, at least in part, to credit quality. Among other things, SOP 03-3: (1) prohibits the recognition of the excess of contractual cash flows over expected cash flows as an adjustment of yield, loss accrual, or valuation allowance at the time of purchase; (2) requires that subsequent increases in expected cash flows be recognized prospectively through an adjustment of yield; and (3) requires that subsequent decreases in expected cash flows be recognized as impairments. In addition, SOP 03-3 prohibits the creation or carrying over of a valuation allowance in the initial accounting of all loans within its scope that are acquired in a transfer. SOP 03-3 becomes effective for loans or debt securities acquired in fiscal years beginning after December 15, 2004. The requirements of SOP 03-3 did not have a material impact on the Company’s financial condition or results of operations.
      On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation using APB No. 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the date of the grant. The provisions of this statement become effective for all equity awards granted after January 1, 2006, as well as equity awards that are unvested on that date. Although the Company has not yet completed an analysis to quantify the exact impact the new standard will have on its future financial performance, the Stock-Based Compensation disclosures in “Note 1 — Nature of Operations and Summary of Significant Accounting Policies” provide detail as to the Company’s financial performance as if the Company had applied the fair value based method and recognition provision of SFAS No. 123 to stock-based compensation in the current reporting periods.
      On September 4, 2004, the Emerging Issues Task Force (“EITF”) issued EITF Issue 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF Issue 03-1 provides guidance for determining when an investment is considered impaired, whether impairment is other-than-temporary, and measurement of an impairment loss. Certain disclosure requirements of EITF Issue 03-01 were adopted in 2003. At its meeting on July 11, 2005, the FASB decided to nullify the guidance in paragraphs 10 through 18 of EITF Issue 03-1, which provided guidance on how to determine whether an investment is other-than-temporarily impaired. The remaining guidance in EITF Issue 03-1 regarding measurement, disclosure, and subsequent accounting for debt securities, as well as the evaluation of whether a cost method investment is impaired, is still applicable. The Company continues to follow the requirements of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and Staff Accounting Bulletin No. 59, Accounting for Noncurrent Marketable Equity Securities.
      On July 14, 2005, the FASB issued an exposure draft of a proposed Interpretation, Accounting for Uncertain Tax Positions — an Interpretation of FASB Statement No. 109. The proposed interpretation would require companies to recognize the best estimate of an uncertain tax position only if it is probable of being sustained on audit by the taxation authorities. Subsequently, the tax benefit would be derecognized (by either recording a tax liability or decreasing a tax asset) when the probable threshold is no longer met and it is more likely than not that the tax position will not be sustained. The proposed Interpretation would be effective for years ending after December 15, 2005 and treated as a change in accounting policy. It would require companies to assess all uncertain tax positions and only those meeting the probable threshold at the transition date would continue to be recognized. The difference between the amount previously recognized and the amount recognized after applying the proposed Interpretation would be recorded as the cumulative-effect adjustment in the 2005 statement of earnings (restatement is not permitted). The comment period ended September 12, 2005.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Merger Related Activity
      The mergers described below were accounted for as purchase transactions. The purchase prices have been allocated to the assets acquired and the liabilities assumed based on their estimated fair value at the date of the mergers. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill, none of which is expected to be deductible for tax purposes. Goodwill is evaluated annually for possible impairment under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets.
      On January 31, 2004, the Company completed its merger with Reunion, whereby Reunion’s subsidiary, Lone Star Bank (“Lone Star”), was merged with and into the Bank. The addition of the five Lone Star branches expands the Company’s branch network to include the Dallas market and represents an attractive growth opportunity for the Company. The merger was a cash transaction with $43.5 million paid at closing and an additional $6.5 million deposited into an escrow account. The release of this account is contingent upon the performance of the loan portfolio and other potential liabilities over a three-year period. In addition, the Bank paid $600,000 to Reunion’s financial advisor in connection with this transaction. The purchase price was funded through the proceeds of $51.5 million of junior subordinated deferrable interest debentures issued in October 2003.
      On October 1, 2004, the Company completed its merger with Klein, whereby Klein’s subsidiary, Klein Bank & Trust, was merged with and into the Bank. The addition of the 27 Klein branches expands the Company’s branch network in the northwest quadrant of the Houston metropolitan area. The merger was a cash and common stock transaction with $149.2 million of the $165.0 million purchase price paid in cash and the remainder paid through the issuance of 747,468 common shares of the Company. These shares were valued at the average of the closing price of the Company’s common stock for the fifteen business days ended five business days prior to the merger date. The cash portion of the purchase price was funded through the proceeds of $36.1 million of junior subordinated deferrable interest debentures and $75.0 million of senior subordinated debentures issued in 2004.
      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the merger:

	Reunion	Klein
	January 31,	October 1,
	2004	2004

	(Dollars in thousands)
Cash	$30,596	$78,060
Securities	30,946	329,864
Loans	163,822	163,086
Loan premium (discount)	(1,038)	5,574
Allowance for loan losses	(2,116)	(1,354)
Goodwill	29,755	94,827
Core deposit intangibles	6,379	19,629
Other assets	3,779	23,969
Deposits	(207,026)	(535,644)
Deposit (premium) discount	(39)	684
Borrowings	(2,000)	—
Other liabilities	(2,458)	(13,695)

Cost	$50,600	$165,000

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Core deposit intangibles (“CDI”) are amortized using an economic life method based on deposit attrition projections derived from nationally-observed patterns within the banking industry. As a result, CDI amortization will decline over time with most of the amortization during the initial years. The Reunion CDI is being amortized over a weighted average period of thirteen and one-third years with no residual value. The Klein CDI is being amortized over a weighted average period of twelve years with no residual value.
      The pro forma combined historical results, as if Reunion and Klein had been included in operations at January 1, 2004, are estimated to be as follows:

	Pro forma	Pro forma
	Three Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2004

	(Dollars in thousands,
	except per share amounts)
Net interest income after provision for loan losses and noninterest income	$90,968	$256,583
Income before income taxes	31,142	81,413
Net income	22,284	56,569
Earnings per common share, basic	$0.32	$0.82
Earnings per common share, diluted	$0.31	$0.80

3.	Securities
      The amortized cost and approximate fair value of securities classified as available for sale and held to maturity are as follows:

	September 30, 2005				December 31, 2004

		Gross Unrealized				Gross Unrealized
	Amortized				Amortized
	Cost	Gain	Loss	Fair Value	Cost	Gain	Loss	Fair Value

	(Dollars in thousands)
Available for sale:
U.S. Government and agency securities	$447,494	$—	$(8,842)	$438,652	$388,061	$246	$(2,623)	$385,684
Mortgage-backed securities	1,108,250	412	(25,997)	1,082,665	1,237,420	3,820	(11,076)	1,230,164
Municipal securities	229,534	4,868	(1,056)	233,346	246,705	7,564	(1,392)	252,877
Federal Reserve Bank stock	15,240	—	—	15,240	8,511	—	—	8,511
Federal Home Loan Bank stock	32,259	—	—	32,259	32,772	—	—	32,772
Other securities	43,710	12	—	43,722	17,196	—	—	17,196

Total securities available for sale	$1,876,487	$5,292	$(35,895)	$1,845,884	$1,930,665	$11,630	$(15,091)	$1,927,204

Held to maturity:
Mortgage-backed securities	$47,005	$—	$(170)	$46,835	$58,033	$536	$—	$58,569

Total securities held to maturity	$47,005	$—	$(170)	$46,835	$58,033	$536	$—	$58,569

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table displays the gross unrealized losses and fair value of investments as of September 30, 2005 that were in a continuous unrealized loss position for the periods indicated:

	Less Than 12 Months		12 Months or More		Total

		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss

	(Dollars in thousands)
Available for sale:
U.S. Government and agency securities	$304,684	$(4,631)	$133,967	$(4,211)	$438,651	$(8,842)
Mortgage-backed securities	543,763	(9,879)	518,710	(16,118)	1,062,473	(25,997)
Municipal securities	46,698	(359)	30,848	(697)	77,546	(1,056)

Total securities available for sale	$895,145	$(14,869)	$683,525	$(21,026)	$1,578,670	$(35,895)

Held to maturity:
Mortgage-backed securities	$46,835	$(170)	$—	$—	$46,835	$(170)

Total securities held to maturity	$46,835	$(170)	$—	$—	$46,835	$(170)

      Declines in the fair value of individual securities below their cost that are other than temporary would result in write-downs, as a realized loss, of the individual securities to their fair value. Management believes that based upon the credit quality of the debt securities and the Company’s intent and ability to hold the securities until their recovery, none of the unrealized loss on securities should be considered other than temporary.

4.	Allowance for Loan Losses
      The allowance for loan losses is established through a provision for such losses charged against operations, which represents management’s estimate of probable losses inherent in the loan portfolio. The allowance is increased by provisions charged against current earnings and reduced by net charge-offs. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes is adequate to reflect the risks inherent in the existing loan portfolio and is based on evaluations of the collectibility and prior loss experience of loans. In making its evaluation, management considers growth in the loan portfolio, the diversification by industry of the Company’s commercial loan portfolio, the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for current and prior periods, the amount of nonperforming loans and related collateral, and the evaluation of its loan portfolio by the loan review function.
      The allowance has several components, which include specific reserves, migration analysis reserves, qualitative adjustments, a general reserve component, and a separate reserve for international, cross-border risk (allocated transfer risk reserve).
      The evaluation of the adequacy of loan collateral is often based upon estimates and appraisals. Because of changing economic conditions, the valuations determined from such estimates and appraisals may also change. Accordingly, the Company may ultimately incur losses which vary from management’s current estimates. Adjustments to the allowance for loan losses are reported in the period such adjustments become known or are reasonably estimable.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table reflects the distribution of the allowance for loan losses among the various categories of loans based on collateral types for the dates indicated. The Company has allocated portions of its allowance for loan losses to cover the estimated losses inherent in particular risk categories of loans. This allocation is made for analytical purposes only and is not necessarily indicative of the categories in which loan losses may occur. The total allowance is available to absorb losses from any category of loans.

	September 30, 2005		December 31, 2004

		Percent of		Percent of
		Loans to		Loans to
	Amount	Total Loans	Amount	Total Loans

	(Dollars in thousands)
Balance of allowance for loan losses applicable to:
Commercial and industrial	$27,807	40.29%	$26,285	45.12%
Real estate:
Construction and land development	5,730	20.70	7,547	17.55
1-4 family residential	7,233	15.31	6,569	16.06
Commercial	5,411	19.16	5,778	16.65
Farmland	184	0.29	156	0.30
Other	575	1.68	868	1.39
Consumer	2,249	2.57	2,205	2.93

Total allowance for loan losses	$49,189	100.00%	$49,408	100.00%

5.	Comprehensive Income (Loss)
      Total comprehensive income is reported in the accompanying condensed consolidated statement of changes in shareholders’ equity. Information related to net other comprehensive income (loss) is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

Other comprehensive income (loss):
Securities available for sale:
Change in fair value during the period	$(20,929)	$32,060	$(26,326)	$(3,007)
Reclassification adjustment for gains included in income	(1,005)	(855)	(816)	(599)

	(21,934)	31,205	(27,142)	(3,606)
Deferred tax effect	7,677	(10,814)	9,493	1,371

Net other comprehensive income (loss)	$(14,257)	$20,391	$(17,649)	$(2,235)

      The components of accumulated other comprehensive loss, net of tax, are as follows:

	September 30,	December 31,
	2005	2004

	(Dollars in thousands)
Net unrealized loss on securities available for sale	$(19,899)	$(2,250)
Minimum pension liability	(971)	(971)

Total accumulated other comprehensive loss	$(20,870)	$(3,221)

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Mortgage Servicing Rights
      The Company originates residential and commercial mortgage loans both for its own portfolio and to sell to investors with servicing rights retained primarily through its ownership of Amegy Mortgage. Amegy Mortgage also purchases mortgage servicing rights.
      Mortgage servicing assets are periodically evaluated for impairment based upon the fair value of the rights as compared with amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and original loan term (primarily 15 and 30 years). Fair value is determined by using quoted market prices for mortgage servicing rights with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. In periods of falling market interest rates, accelerated loan prepayment speeds can adversely impact the fair value of these mortgage-servicing rights relative to their book value. In the event that the fair value of these assets increases in the future, the Company can recognize the increased fair value to the extent of the impairment allowance but cannot recognize an asset in excess of its amortized book value. Any provision and subsequent recovery would be recorded as a component of other fee income in the condensed consolidated statement of income.
      The following table summarizes the changes in capitalized mortgage servicing rights for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

	(Dollars in thousands)
Balance, beginning of period	$7,253	$7,593	$7,121	$8,299
Originations	307	257	1,010	757
Purchases	—	—	287	—
Amortization	(415)	(471)	(1,273)	(1,677)

Balance, end of period	$7,145	$7,379	$7,145	$7,379

      Loans serviced for others totaled $912.5 million at September 30, 2005 and $868.8 million at September 30, 2004. Capitalized mortgage servicing rights represent 78 basis points and 85 basis points of the portfolio serviced at September 30, 2005 and 2004, respectively.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Earnings Per Common Share
      Earnings per common share is computed as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

	(In thousands, except per share amounts)
Net income	$21,448	$19,666	$57,549	$51,174

Divided by average common shares and common share equivalents:
Average common shares outstanding	70,646	69,100	70,354	68,798
Average common shares issuable under the stock option plan	1,739	1,730	1,490	1,746

Total average common shares and common share equivalents	72,385	70,830	71,844	70,544

Basic earnings per common share	$0.30	$0.28	$0.82	$0.74

Diluted earnings per common share	$0.30	$0.28	$0.80	$0.73

      Stock options outstanding of 48,116 and 647 for the three months ended September 30, 2005 and 2004, respectively, and 715,070 and 241 for the nine months ended September 30, 2005 and 2004, respectively, have not been included in diluted earnings per share because to do so would have been antidilutive for the periods presented. Stock options are antidilutive when the exercise price is higher than the current market price of the Company’s common stock.

8.	Segment Information
      The Company has two operating segments: the Bank and Amegy Mortgage. Each segment is managed separately because each business requires different marketing strategies and each offers different products and services.
      The Company evaluates each segment’s performance based on the revenue and expenses from its operations. Intersegment financing arrangements are accounted for at current market rates as if they were with third parties.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Summarized financial information by operating segment for the three and nine months ended September 30, 2005 and 2004 follows:

	Three Months Ended September 30,

	2005				2004

	Bank	Mortgage	Eliminations	Consolidated	Bank	Mortgage	Eliminations	Consolidated

	(Dollars in thousands)
Interest income	$97,147	$7,063	$(3,517)	$100,693	$69,287	$3,939	$(1,609)	$71,617
Interest expense	36,946	3,517	(3,517)	36,946	14,618	1,609	(1,609)	14,618

Net interest income	60,201	3,546	—	63,747	54,669	2,330	—	56,999
Provision for loan losses	1,800	100	—	1,900	1,852	1,026	—	2,878
Noninterest income	29,009	1,654	—	30,663	24,059	1,266	—	25,325
Noninterest expenses	59,957	2,556	—	62,513	50,497	1,787	—	52,284

Income before income taxes	$27,453	$2,544	$—	$29,997	$26,379	$783	$—	$27,162

	Nine Months Ended September 30,

	2005				2004

	Bank	Mortgage	Eliminations	Consolidated	Bank	Mortgage	Eliminations	Consolidated

	(Dollars in thousands)
Interest income	$270,631	$20,201	$(9,293)	$281,539	$193,772	$10,988	$(4,258)	$200,502
Interest expense	93,210	9,293	(9,293)	93,210	36,688	4,258	(4,258)	36,688

Net interest income	177,421	10,908	—	188,329	157,084	6,730	—	163,814
Provision for loan losses	6,105	395	—	6,500	5,596	2,114	—	7,710
Noninterest income	86,961	4,040	—	91,001	66,398	3,328	—	69,726
Noninterest expenses	184,744	8,229	—	192,973	147,234	5,379	—	152,613

Income before income taxes	$73,533	$6,324	$—	$79,857	$70,652	$2,565	$—	$73,217

Total assets	$7,857,014	$452,903	$(415,546)	$7,894,371	$6,601,850	$322,221	$(290,701)	$6,633,370

      Intersegment interest was paid to the bank by the mortgage company in the amount of $3.5 million and $1.6 million for the three months ended September 30, 2005 and 2004, respectively. For the nine months ended September 30, 2005 and 2004, intersegment interest was $9.3 million and $4.3 million, respectively. Advances from the bank to the mortgage company of $415.5 million and $290.7 million were eliminated in consolidation at September 30, 2005 and 2004, respectively.

9.	Off-Balance Sheet Credit Commitments
      In the normal course of business, the Company becomes a party to various financial transactions which, in accordance with generally accepted accounting principles, are not included in its consolidated balance sheet. These transactions involve various risks, including market and credit risks. Because these transactions generally are not funded, they do not necessarily represent future liquidity requirements. The Company offers these financial instruments to enable its customers to meet their financing objectives and to manage their interest rate risk. Supplying these instruments provides the Company with an ongoing source of fee income. These financial instruments include loan commitments and letters of credit. The Company has commitments to make additional equity investments in enterprises that primarily make investments in middle market businesses in the form of debt and equity capital. These financial instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the financial statements.

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The amount of the Company’s financial instruments with off-balance sheet risk as of September 30, 2005 and December 31, 2004 is presented below:

	September 30,	December 31,
	2005	2004
	Contract	Contract
	Amount	Amount

	(Dollars in thousands)
Unfunded loan commitments including unfunded lines of credit	$3,091,354	$2,720,246
Standby letters of credit	404,486	352,555
Commercial letters of credit	37,466	19,496
Unfunded commitments to unconsolidated investees	21,980	12,621
      The Company’s exposure to credit loss in the event of nonperformance by the other party to the loan commitments and letters of credit is limited to the contractual amount of those instruments. The Company uses the same credit policies in evaluating loan commitments and letters of credit as it does for on-balance sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments by the Company to guarantee the performance of a customer to a third party. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, and real property. As of September 30, 2005 and December 31, 2004, $264,000 and $402,000, respectively, has been recorded as a liability for the fair value of the Company’s potential obligations under these letters of credit.

10.	Goodwill and Core Deposit Intangibles
      Changes in the carrying amount of the Company’s goodwill and core deposit intangibles for the nine months ended September 30, 2005 were as follows:

		Core Deposit
	Goodwill	Intangibles

	(Dollars in thousands)
Balance, December 31, 2004	$149,846	$27,246
Adjustment to acquisition of Klein	580	—
Amortization	—	(6,461)

Balance, September 30, 2005	$150,426	$20,785

      The following table shows the estimated future amortization expense for core deposit intangibles:

Core Deposit
Intangibles

(Dollars in thousands)
Remaining 2005	$1,517
2006	5,432
2007	4,141
2008	3,137
2009	2,212
Thereafter	4,346

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Subordinated Debentures

Junior Subordinated Deferrable Interest Debentures
      The Company has issued a total of $149.5 million of junior subordinated deferrable interest debentures to three wholly owned statutory business trusts, Statutory Trust I, Statutory Trust II, and Statutory Trust III (collectively, “the Trusts”). The Trusts are considered variable interest entities for which the Company is not the primary beneficiary. Accordingly, the accounts of the Trusts are not included in the Company’s consolidated financial statements. See “Note 1 — Nature of Operations and Summary of Significant Accounting Policies” for additional information about the Company’s consolidation policy. Details of the Company’s transactions with these Trusts are presented below.

			Trust	Junior		Interest
			Preferred	Subordinated		Rate at
	Issuance	Maturity	Securities	Debt Owned		September 30,	Redemption
Description	Date	Date	Outstanding	by Trust	Interest Rate	2005	Date

(Dollars in thousands)
Statutory Trust I	10/7/2003	12/17/2033	$50,000	$51,547	3-month LIBOR plus 2.85%	6.74%	12/17/2008
Statutory Trust II	9/24/2004	10/7/2034	35,000	36,083	3-month LIBOR plus 1.90%	5.50%	10/7/2009
Statutory Trust III	12/13/2004	12/15/2034	60,000	61,856	3-month LIBOR plus 1.78%	5.65%	12/15/2009

			$145,000	$149,486

      The Debentures are the sole assets of the Trusts and are subordinate to all of the Company’s existing and future obligations for borrowed or purchased money, obligations under letters of credit and certain derivative contracts, and any guarantees by the Company of any of such obligations. The proceeds, net of issuance costs, from these offerings were used to fund the cash purchase price for Reunion and Klein and to augment the Company’s capital ratios to support its loan growth. See “Note 2 — Merger Related Activity” for further discussion of the mergers.
      The Company’s obligations under the Debentures, the related indentures, the trust agreements relating to the trust securities, and the guarantees constitute full and unconditional guarantees by the Company of the obligations of the Trusts under the trust preferred securities.
      The Debentures are subject to redemption at the option of the Company, subject to prior regulatory approval, in whole or in part on or after the dates indicated in the table above, or in full within 90 days after the occurrence of certain events that either would have a negative tax effect on the Trusts or the Company, would cause the trust preferred securities to no longer qualify as Tier 1 capital, or would result in the Trusts being treated as an investment company. Upon repayment of the Debentures at their stated maturity or following their earlier redemption, the Trusts will use the proceeds of such repayment to redeem an equivalent amount of outstanding trust preferred securities and trust common securities.

Senior Subordinated Debentures
      On September 22, 2004, the Company entered into a Subordinated Debenture Purchase Agreement. Under the terms of this agreement, the Company issued an aggregate principal amount of $75.0 million in floating rate subordinated debt. All amounts due and owed under the Subordinated Debenture are to be repaid in full on September 22, 2014. At the Company’s election, the Subordinated Debenture bears interest at LIBOR plus 125 basis points or US Bank NA prime rate less 100 basis points. The interest rate on the Subordinated Debenture was 4.74% at September 30, 2005. This agreement includes a financial covenant that the Company shall maintain such capital as may be necessary to cause the Company to be classified as “adequately capitalized” and the Bank shall maintain such capital as may be necessary to cause it to be classified as “well capitalized” as of the end of each calendar quarter. Upon declaration of or a continuing event of default, the Company will be restricted from declaring or paying or causing or permitting any

AMEGY BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
subsidiary to pay a cash dividend or other distribution to parties that are ranked junior to the holders of the subordinated debt. The Company has agreed to certain restrictions on its ability to incur additional indebtedness that is senior to the Subordinated Debenture. If the subordinated debt ceases to qualify as Tier 2 capital under the applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System, the Company and the lender may restructure the debt as a senior unsecured obligation of the Company or the Company may repay the debt. The Company used the proceeds of the debenture to fund the cash purchase price for Klein and to augment the Company’s capital ratios to support its loan growth. See “Note 2 — Merger Related Activity” for further discussion of the merger.

12.	Common Stock Cash Dividend
      On August 3, 2005, the Company’s Board of Directors declared a cash dividend of $0.11 cents per common share paid on September 15, 2005 to shareholders of record as of September 1, 2005.

13.	Common Stock Split
      On June 17, 2004, the Company declared a stock split effected by a stock dividend payable at the rate of one share of the Company’s common stock for each share of the Company’s common stock issued and outstanding as of July 1, 2004, payable on July 15, 2004, to the holders of record as of the close of business on July 1, 2004. This stock split has been given retroactive effect in the accompanying financial statements and related notes. In addition, earnings and dividends per share data has been restated for all periods presented.

14.	Supplemental Cash Flow Information
      On January 31, 2004, the Company purchased all of the capital stock of Reunion for $50.0 million. In conjunction with this acquisition, liabilities were assumed as follows:

Reunion
January 31,
2004

(Dollars in
thousands)
Fair value of assets acquired	$261,523
Cash paid for the capital stock	(50,000)

Liabilities assumed	$211,523

15.	Subsequent Events
      On October 11, 2005, the shareholders of the Company approved a definitive agreement under which Zions Bancorporation (“Zions”) will acquire the Company. Upon completion of the transaction, the Company is expected to operate under its current name, charter and management as a separate Zions banking subsidiary. The merger is subject to regulatory approval and is expected to close during the fourth quarter of this year.